Exhibit 10.5

CONTRACT ON TENANCY # 104 of parcel of land, being in state use

Town of Gagarin	June, 19, 2007

On basis of auction results from 19.06.2007 and resolution of Chief of Administration of Municipal formation “Gagarin district” Smolensk region in name of Chairman of Property and Land relations committee of administration Kovshirova Tat’yana Nikolaevna, operating on basis of Committee Standing, named hereinafter “Lessor” and LTD “Riokom ”in name of general director Plavnik Roman Genrikhovich, operating on basis of Regulation, named hereinafter Leaseholder, and named hereinafter “ Sides, ”concluded this contract (hereinafter Contract) about following:

1. The subject of Contract.

The Lessor gives on lease, and Leaseholder tenants the parcel of land , situated within the settlement under cadastre # 67:03:0010124:0243, the address is: Krasnoarmeyskaya str., town of Gagarin, Smolensk region,(hereinafter Parcel) for construction of many-storied dwelled house within the borders, determined in cadastre plan of Parcel, applying to this Contract and is integral part of, by mutual area of 8000 sq.m.

There are engineering communications on the Parcel: electric cable by voltage of 10kV, 4kV, telephone cable, water-pipe, heating system, which are planned to be removed beyond the bounds of building site.

2.  Termination of the Contract

2.1. The term of rent is fixed from 19.06.2007 to 19.06.2009

2.2. The contract, concluded for term more than one year comes into force from the date of it’s state registration in justice institution of state registration of rights of possession of immovable property and bargains with it.

3.  Rental rate and conditions of payment.

3.1. Rental rate for the Parcel is determined according the calculations of rental rate, corresponding with supplement #2, which is integral part of Contract and comes to 420420 rub (four hundred twenty thousand and four hundred and twenty rub)

3.2. Rental rate is paid in every quarter by equal parts not later than 25 of last quarter by transfer on account #40101810200000010001 of ГКРЦ ГУ?of CB of RF of Smolensk region, town of Smolensk under code 93011105012100000120, BIC(bank of investment and credits) 046614001, recipient - ID/RC(registration code)6723008323/67201001 Property and land relations committee of Municipal formation “Gagarin district” administration, Smolensk district.

3.3. Rental rate is set after the moment of signing the act of receiving- assignation of Parcel .

4.  The rights and obligation of sides.

4.1. The Lessor has right to:

4.1.1. To demand on prescheduled cancellation of  Contract if the Parcel is not exploited under end-use and also while using the methods, causing damage of it, delaying the payment of rent more than 6 months and violation of other conditions of Contract.

4.1.2. On free access to the territory of the Parcel to control the conditions of the Contract. On prescheduled cancellation of the Contract in case of exploiting the Parcel in the other end-use. With preliminary information of Leaseholder a month prior to it.

4.1.3. On compensation of damages, caused deterioration of the Parcel and ecological situation as a result of economical activity of Leaseholder and on other foundations foreseen by legislation of Russian Federation.

4.2. The Lessor obliges:

4.2.1. To fulfill all the conditions of the Contract in the full range.

4.2.2. To pass the Parcel to the Leaseholder according the receiving-assignation act in term of one month.

4.2.3. To inform the Leaseholder about changing the requisites, pointed in 3.2., for transfer of rental rate in ten days in written form.

4.3. The Leaseholder has right to:

4.3.1. Use the Parcel under conditions of the Contract.

4.3.2. Under the termination of the Contract use the priority to conclude the new Contract on tenancy on the agreement between the Sides under the letter, which was sent to Lessor not later than three months prior to it.

4.4. The Leaseholder obliges:

4.4.1. To fulfill all the conditions of the Contract in full range.

4.4.2. To exploit the Parcel according the end-use and permitted usage.

4.4.3. To pay the rent at quantity and conditions, determined by Contract. To pass the Parcel to the Lessor, according 4.1.1, during one month.

4.4.4. To provide the Lessor (his law representatives), the representatives of State land control organs free access to the Parcel under their demand.

4.4.5. Not to permit actions which may cause deterioration of ecological situation on the Parcel and nearby.

4.4.6. To inform the Lessor about changing of his requisites in ten days in written form

4.4.7. To revise the rent payments for last year every year not later than March, 25.

4.4.8. To register the Contract in State Justice register institution  of rights of ownership to immovable property and bargain with it during one month since signing the Contract.

4.4.9. On termination of the contract the Leaseholder has to pass the Parcel to the Lessor according the receiving-assignation act in good condition.

4.5. The Lessor and the Leaseholder have different rights and obligations, determined by legislation of Russian Federation.

5.  Responsibility of sides.

5.1. The sides account for violation of the conditions of the Contract, determined by legislation of Russian Federation.

5.2. For violation of rent payment term, according the Contract, the Leaseholder charges a fine to the Lessor, according the calculation – 1% of unpaid rent rate for every calendar  day of delay. The fees are transferred according 3.2. of Contract.

5.3. Responsibility of Sides for violation of Contract obligations, caused by force-majeur are regulated by legislation of Russian Federation.

5.4. Under the violation of Leaseholder of state registration terms of the Contract, it considered to be cancelled from the day of delay, pointed in 4.4.8.

5.5. For untimely passing of the Parcel after the termination of the Contract according the receiving-assignation act, the Leaseholder charges a fine at the rate of 1% of the rent rate for the last year of a tenancy.

6.  The cancellation of the Contract

6.1. The Contract can be cancelled under the Lessor’s demand under the court decision on basis and in order, determined by civil legislation and in cases, pointed in 4.1.1.

7.  Consideration and regulation of disputes.

7.1. All the disputes between the sides are settled according the legislation of Russian Federation.

8.  Special conditions of the Contract

8.1. The contract on sub tenancy is to be registered in justice institution of state registration of rights of possession of immovable property and bargains with it and is to be sent to the Lessor to the following calculation.

8.2. The term of contract on sub tenancy cannot exceed the term of the Contract.

8.3. At prescheduled cancellation of the Contract the contract on sub tenancy is ceased to be effective.

8.4. The expenses, connected with state registration of the Contract lays on the Leaseholder.

8.5. The contract is worked out in three copies, having equal validity, each Side have one of them, one copy deeds in  justice institution of state registration of rights of possession of immovable property and bargains with it, one copy deeds to organ, pointed in 4.2.4.

9.  Requisites of Sides

The Lessor : Property and Land relations Committee
215010, #8, Sovetskaya str., town of Gagarin, Smolensk district.

Leaseholder

10.  Signatures of Sides.

The Lessor: Kovshirova T.N. June, 19, 2007	(legal seal)__________signature

The Leaseholder: Plavnik R.G. June, 19, 2006.	(legal seal)___________signature

Supplement to the Contract:
Cadastre map (plan) of the Parcel
Calculation of rental rate.

Supplement #2.

                           The Act of establishment of rental rate on the parcel, displayed on Auction, situated in Krasnoarmeyskaya str., town of Gagarin.

1.	Permission for use of Parcel of land:

For constructing of many-storied dwelling house
2.	Cadastre # of Parcel : 67:03:001 01 24:0243
3.	Calculation of rental rate on the Parcel:
The area of Parcel , sq.m. – 8000

The annual rental rate according the account of market value of the Parcel – 400400 rub

The annual rental rate of the Parcel, rub – 400400 rub

4.Starting annual rental rate of the Parcel is :400400 (four hundred thousand four hundred)

Rub

4.	The step of auction is 5% from starting annual rental rate – 20020 (twenty hundred twenty)rub.

Chairman of Property and land relations committee of Municipal formation “Gagarin district”

Date	By:	/s/
Signature/ legal seal/ T.N. Kovshirova

(PUNCH)
???--- Russian Federation
Federal registers Department in Smolensk region
               67/02
At Gagarin Department
The state registration was given
Contract on tenancy
May, 30, 2003
Registration number ???      legal seal
Registrar___________
Signature___________

(PUNCH)
Paginated, tied and ratified by  seal and signature
                                                             Pages
Chairman of ИиЗО? Committee
T.N. Kovshirova

Supplement #1

Plan (draft, scheme) of the Parcel confines

Scale 1:10000
Head of territorial inter-district department #2 (signature) Mikhalev
Legal seal

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